Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

•	Affinion Net Patents, Inc. (DE)

•	Affinion Group, LLC (formerly Cendant Marketing Group, LLC) (DE)

•	Affinion Benefits Group, LLC (Progeny Marketing Innovations Inc.) (DE)

•	Affinion Data Services, Inc. (formerly Cendant Data Services, Inc.) (DE)

•	Entertainment Publications of Argentina, S.A. (Argentina)

•	Entertainment Publications de Mexico, S.A. de C.V. (Mexico)

•	Affinion Publishing, LLC. (formerly Cendant Publishing, Inc.) (DE)

•	Credit Card Sentinel Sweden AB (Sweden)

•	Credit Card Sentinel LTD (UK)

•	CUC Asia Holdings (DE)

•	TZM Limited (formerly CED Australasia Limited) (New Zealand)

•	Long Term Preferred Care, Inc. (TN)

•	Trilegiant Corporation (formerly CMS Subsidiary, Inc.) (DE)

•	Cardwell Agency Inc. (VA)

•	Safecard Services Insurance Company (ND)

•	Trilegiant Insurance Services, Inc. (formerly Cendant Membership Insurance Services, Inc.) (DE)

•	Affinion Loyalty Group, Inc. (formerly Trilegiant Loyalty Solutions, Inc.) (DE)

•	Affinion Loyalty, LLC (DE)

•	Trilegiant Retail Services, Inc. (DE)

•	Trilegiant Auto Services, Inc. (WY)

•	Consumer Alliance Group Inc. (NB, Canada)

•	Travelers Advantage Services, Inc. (DE)

•	Affinion International Holdings Limited (formerly Cendant International Holdings Limited) (UK)

•	Affinion International Limited (formerly Cims Limited) (UK) with a French Branch

•	Bassae Holding B.V. (The Netherlands)

•	Affinion International Assurances SARL (formerly Cendant Assurances SARL) (France)

•	Affinion International Voyages SARL (formerly Cendant Voyages SARL) (France)

•	Affinion International B.V. (formerly Cims B.V.) (The Netherlands)

•	Affinion International S.r.1. (formerly Cims S.r.l.) (Italy)

•	Affinion International Insurance Broker S.r.l. (formerly Cims Marketing Insurance Broker S.r.l.) (Italy)

•	Affinion International, S.L. Sociedad Unipersonal (formerly Cims Specialists Marketing SA) (Spain)

•	Affinion International Holdco (Proprietary) Limited (formerly Cims South Africa Holdco (Proprietary) Limited) (South Africa)

•	Cims South Africa (Proprietary) Limited (South Africa) (formerly Multi Emergency Management (Pty) Limited) (50% owned)

•	Affinion International Travel Holdco Limited (UK)

•	Affinion International Travel Limited (UK)

•	Affinion International Travel BVBA (Belgium)

•	Affinion International Travel Limited (formerly Affinion International Limited (Ireland))

•	PTG Professional Travel GmbH (Germany)

•	Affinion International OY AB (formerly Cendant Nordic Membership Services OY AB) (Finland)

•	Affinion International AS (formerly Cims AS) (Norway)

•	Affinion International AB (formerly Cims AB) (Sweden)

•	Affinion International ApS (formerly Cims ApS) (Denmark)

•	Affinion International GmbH (formerly Cims GmbH) (Germany)

•	Entertainment Publications Limited (UK)

•	CCAA Corporation (DE)

•	Watchguard Registration Services, Inc. (IN)

•	Loyaltybuild Limited (Ireland)

•	Cims Limited (UK)

•	Lapback AS ((Norway) 30% owned)

•	Mercato Impresa S.r.l. (Italy)

•	Global Privacy Solutions, LLC (DE)

•	Affinion Investments, LLC

•	Affinion International Holding S.r.l. (Italy)